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                       LETTERHEAD OF COOLEY GODWARD LLP



April 13, 1999


Copper Mountain Networks, Inc.
2470 Embarcadero Way
Palo Alto, CA 94303

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Copper Mountain Networks, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with Registration Statement No. 333-73153, and the underwritten public offering of up to 4,600,000 shares of the Company's Common Stock (the "Common Stock") (including 600,000 shares of Common Stock for which the underwriters have been granted an over allotment option) covering the offering of an aggregate of up to 4,600,000 shares of the Company's Common Stock, $.001 par value (the "Shares").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, (ii) assumed that the shares of Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company, and (iii) assumed that the reincorporation of the Company referred to in the Registration Statement will be effective prior to the issuance of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

/s/ Lance W. Bridges
Lance W. Bridges